CSFB04-AR5_5s - Price/Yield - [VI-A-3]

Balance	Contact Desk	Delay	24	Formula	*See Below	WAC(1)	5	WAM(1)	358
Coupon	4.6129	Dated	5/1/04	NET(1)	4.3417	WALA(1)	2
Settle	5/28/04	First Payment	6/25/04

* PAYS GROUP NET WAC PLUS [0.2712%] THROUGH MONTH 58, THEN NET WAC LESS [0.0850]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7500]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)	Slow Vector 1 10 CPR	Pricing Vector 25 CPR	Fast Vector 3 75 CPR

100-20	4.3397	4.2992	4.2816	4.2535	4.2334	4.2015	4.1428	4.0686	3.9790	3.8766	4.3904	4.3146	4.0612
100-21	4.3291	4.2873	4.2692	4.2401	4.2193	4.1863	4.1258	4.0490	3.9565	3.8507	4.3815	4.3033	4.0414
100-22	4.3186	4.2755	4.2567	4.2267	4.2053	4.1712	4.1087	4.0295	3.9340	3.8248	4.3727	4.2919	4.0216
100-23	4.3081	4.2636	4.2443	4.2133	4.1912	4.1561	4.0917	4.0100	3.9115	3.7989	4.3639	4.2805	4.0018
100-24	4.2976	4.2517	4.2318	4.1999	4.1772	4.1410	4.0746	3.9905	3.8890	3.7731	4.3551	4.2692	3.9820
100-25	4.2871	4.2399	4.2194	4.1866	4.1632	4.1259	4.0576	3.9710	3.8666	3.7472	4.3462	4.2578	3.9622
100-26	4.2766	4.2281	4.2070	4.1732	4.1491	4.1109	4.0406	3.9515	3.8441	3.7214	4.3374	4.2465	3.9424
100-27	4.2661	4.2162	4.1946	4.1598	4.1351	4.0958	4.0236	3.9321	3.8217	3.6956	4.3286	4.2352	3.9226
100-28	4.2556	4.2044	4.1822	4.1465	4.1211	4.0807	4.0066	3.9126	3.7993	3.6698	4.3198	4.2238	3.9029
100-29	4.2451	4.1926	4.1697	4.1332	4.1071	4.0657	3.9896	3.8932	3.7769	3.6440	4.3110	4.2125	3.8831
100-30	4.2346	4.1807	4.1573	4.1198	4.0931	4.0506	3.9726	3.8738	3.7545	3.6183	4.3022	4.2012	3.8633
100-31	4.2242	4.1689	4.1450	4.1065	4.0791	4.0356	3.9557	3.8543	3.7321	3.5925	4.2933	4.1898	3.8436
101-00	4.2137	4.1571	4.1326	4.0932	4.0652	4.0206	3.9387	3.8349	3.7098	3.5668	4.2845	4.1785	3.8239
101-01	4.2032	4.1453	4.1202	4.0799	4.0512	4.0056	3.9218	3.8155	3.6874	3.5411	4.2758	4.1672	3.8042
101-02	4.1928	4.1335	4.1078	4.0666	4.0372	3.9906	3.9048	3.7962	3.6651	3.5154	4.2670	4.1559	3.7844
101-03	4.1823	4.1217	4.0954	4.0533	4.0233	3.9756	3.8879	3.7768	3.6428	3.4898	4.2582	4.1446	3.7647
101-04	4.1718	4.1099	4.0831	4.0400	4.0093	3.9606	3.8710	3.7574	3.6205	3.4641	4.2494	4.1333	3.7450

Spread @ Center Price	94.0	108.3	114.7	123.4	128.6	135.5	145.1	159.2	169.2	174.3	70.8	103.0	162.7
WAL	3.28	2.89	2.75	2.55	2.42	2.24	1.97	1.71	1.47	1.27	3.94	3.01	1.66
Principal Window	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Nov08	Jun04 - Apr08	Jun04 - Sep07	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar07
Principal # Months	58	58	58	58	58	58	58	54	47	40	58	58	34

LIBOR_1YR	1.690	1.690	1.690	1.690	1.690	1.690	1.690	1.690	1.690	1.690	1.690	1.690	1.690

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1	1	2	2	3	3	4	4

Assumptions based on collateral comnposition as discussed. Initial Subordination assumed to be 4.50%. Subordination percentage subject to change. Collateral characteristics subject to change.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.
											23-Apr-04

									PRELIMINARY - SUBJECT TO CHANGE